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                                                                    EXHIBIT 10.6


                                                                      R&W DRAFT:
                                                                      7/15/98








                            INDEMNIFICATION AGREEMENT

                           dated as of August 1, 1998

                                  by and among

                        FINANCIAL SECURITY ASSURANCE INC.

                         WFS FINANCIAL AUTO LOANS, INC.

                                WFS FINANCIAL INC

                                       and

               DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION


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                                TABLE OF CONTENTS

                                                                            Page

1.     Definitions..........................................................  1

2.     Representations and Warranties of the Insurer........................  3

3.     Agreements, Representations and Warranties of the
       Underwriters.........................................................  5

4.     Representation and Warranty of the Seller and WFS....................  6

5.     Indemnifications.....................................................  6

6.     Insurer Undertaking..................................................  6

7.     Notice To Be Given Insurer...........................................  6

8.     Notice To Be Given Underwriters......................................  7

9.     Contribution.........................................................  8

10.    Notices..............................................................  9

11.    Governing Law, Etc................................................... 10

12.    Insurance Agreement; Underwriter Agreement........................... 10


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                            INDEMNIFICATION AGREEMENT


                This Agreement, effective as of August 1, 1998, by and among FINANCIAL SECURITY ASSURANCE INC. (the "Insurer"), as the Insurer under the Financial Guaranty Insurance Policies issued in connection with the Certificates and the Notes (as hereinafter defined), WFS FINANCIAL AUTO LOANS, INC. (the "Seller"), WFS FINANCIAL INC ("WFS"), DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION, as representative (the "Representative") of the several Underwriters named in the Underwriting Agreement referred to below.


                1. Definitions. As used in this Agreement, the following terms shall have the respective meanings stated below:

                        "Agreement" means this Indemnification Agreement by and
                among the Insurer, the Seller, WFS and the Representative.

                        "Certificates" means $______ ___% Auto Receivable Backed
                Certificates of the Trust.

                        "Federal Securities Laws" means the Securities Act of
                1933 (the "1933 Act"), the Securities Exchange Act of 1934, the Trust Indenture Act of 1939, the Investment Company Act of 1940, the Investment Advisers Act of 1940 and the Public Utility Holding Company Act of 1935, all as amended from time to time, and any rule or regulation in effect from time to time under any such act.

                        "Indemnified Party" means any party entitled to any
                indemnification pursuant to Section 5 below, as the context requires.

                        "Indemnifying Party" means any party required to provide
                indemnification pursuant to Section 5 below, as the context requires.

                        "Indenture" means the Indenture, dated as of the date
                hereof, by and between the Trust and Bankers Trust Company, as Indenture Trustee.

                        "Insurance Agreement" means the Insurance, Indemnity and
                Pledge Agreement dated as of the date hereof, by and among the Trust, the Seller, WFS, WFS Investments, Inc. ("WII"), the Insurer and Bankers Trust Company, as Collateral Agent, Proceeds Agent and Indenture Trustee.


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                        "Insurance Laws" means any state, local or foreign
                statute, and any rule or regulation thereunder, regulating (i) transactions and dealings in insurance or (ii) any Person or entity engaging in the business of issuing, selling or otherwise providing insurance.

                        "Insurer Party" means any of the Insurer and/or its
                parent, subsidiaries and affiliates, and any shareholder, director, officer, employee, agent or "controlling person" (as such term is defined under any Federal Securities Law) of any of the foregoing.

                        "Losses" means (i) any actual out-of-pocket loss paid by
                the party entitled to indemnification or contribution, (ii) any actual out-of-pocket costs or expenses paid by such party, including reasonable fees and expenses of its counsel, to the extent not paid, satisfied or reimbursed from funds provided by any other Person (provided that the foregoing shall not create or imply any obligation to pursue recourse against any such other Person), plus (iii) interest on the amount paid by the party entitled to indemnification or contribution from the date of such payment to the date of payment by the party who is obligated to indemnify or contribute hereunder at the statutory rate applicable to judgments for breach of contract.

                        "Notes" means $_____ __% Auto Receivable Backed Notes,
                Class A-1, $_____ ___% Auto Receivable Backed Notes, Class A-2, $_____ __% Auto Receivable Backed Notes, Class A-3 and $_____ __% Auto Receivable Backed Notes, Class A-4.

                        "Offering Documents" means the Prospectus and any
                materials or documents delivered by an Underwriter or any Underwriter Party to any Person in connection with the offer or sale of the Certificates and the Notes.

                        "Person" means any individual, partnership, joint
                venture, limited liability company, corporation, trust or unincorporated organization or any government or agency or political subdivision thereof.

                        "Policies" means the financial guaranty insurance policy
                (including the endorsement thereto) (Policy No. _____-N) issued by the Insurer in support of the Certificates and the financial guaranty insurance policy (including the endorsement thereto) (Policy No. _____-N) issued by the Insurer in support of the Notes.

                        "Prospectus" means the Prospectus dated August __, 1998
                relating to the Certificates and the Notes, as filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended,


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                and the Preliminary Prospectus dated August __, 1998 relating to the Certificates and the Notes.

                        "Seller Party" means the Seller and WFS and any
                director, officer, employee, agent or "controlling person" (as such term is defined under any Federal Securities Law) of either the Seller or WFS.

                        "Trust" means WFS Financial 1998-B Owner Trust.

                        "Trust Agreement" means the Trust Agreement effective as
                of August __, 1998, as amended and restated as of August __, 1998, by and among the Seller, WII, the Insurer and Chase Manhattan Bank Delaware, as Owner Trustee.

                        "Underwriter Party" means any of the Underwriters, their
                parents, subsidiaries and affiliates and any shareholder, director, officer, employee, agent or "controlling person" (as such term is defined under any Federal Securities Law) of any of the foregoing.

                        "Underwriters" means Donaldson, Lufkin and Jenrette
                Securities Corporation and BancAmerica Robertson Stephens.

                        "Underwriting Agreement" means the Underwriting
                Agreement dated August __, 1998, among the Seller, WFS and the Representative.

                2. Representations and Warranties of the Insurer. The Insurer represents and warrants as follows:

                        (a) Organization and Licensing. The Insurer is a duly incorporated and existing New York financial guaranty insurance company licensed to do business in the State of New York.

                        (b) Corporate Power. The Insurer has the corporate power and authority to issue the Policies and execute and deliver this Agreement, the Trust Agreement and the Insurance Agreement and to perform all of its obligations hereunder and thereunder.

                        (c) Authorization; Approvals. The issuance of the Policies and the execution, delivery and performance of this Agreement, the Trust Agreement and the Insurance Agreement have been duly authorized by all necessary corporate proceedings. No further approvals or filings of any kind, including, without limitation, any further approvals of or further filing with any governmental agency or other governmental authority, or any approval of the Insurer's board of directors or stockholders, are necessary for the Policies, this Agreement, the Trust


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                Agreement and the Insurance Agreement to constitute the legal, valid and binding obligations of the Insurer.

                        (d) Enforceability. The Policies, when issued, this Agreement, the Trust Agreement and the Insurance Agreement will each constitute a legal, valid and binding obligation of the Insurer, enforceable in accordance with its terms subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors' rights generally applicable in the event of the bankruptcy, insolvency or reorganization of the Insurer and to general principles of equity.

                        (e) Financial Information. The consolidated balance sheet of the Insurer as of December 31, 1997 and as of December 31, 1996, and the related consolidated statements of income, changes in shareholder's equity, and cash flows for the three fiscal years then ended, and the accompanying footnotes, together with the report thereon of Coopers & Lybrand LLP, independent auditors, and the unaudited interim consolidated balance sheet of the Insurer as of March 31, 1998 and the related consolidated statements of income, changes in shareholder's equity and cashflows for the three-month periods ended March 31, 1998 and March 31, 1997, copies of which are included in the Prospectus (collectively, the "Insurer Financial Statements"), fairly present in all material respects the financial condition of the Insurer as of such dates and for the periods covered by such statements in accordance with generally accepted accounting principles consistently applied and, since March 31, 1998, there has been no material change in the financial condition of the Insurer that would materially and adversely affect its ability to perform its obligations under the Policies.

                        (f) Insurer. The information in the Prospectus as of the date hereof under the caption "Financial Security Assurance Inc." that describes the Insurer and certain aspects of the principal business in which the Insurer is engaged (collectively, the "Insurer Information"), is true and correct in all material respects and does not contain any untrue statement of a fact that is material to the Insurer's ability to perform its obligations under the Policies or omit to state a fact (i) required to be stated therein that is material to the Insurer's ability to perform its obligations under the Policies or (ii) necessary in order to make statements therein that are material to the Insurer's ability to perform its obligations under the Policies, in light of the circumstances under which such statements are being made, not materially misleading.


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                        (g)     No Litigation. There are no actions, suits,
                proceedings or investigations pending, or to the best of the Insurer's knowledge, threatened against it at law or in equity or before or by any court, governmental agency, board or commission or any arbitrator that, if decided adversely, would materially and adversely affect its condition (financial or otherwise) or operations or would materially and adversely affect its ability to perform its obligations under this Agreement, the Trust Agreement, the Indenture or the Policies.

                Nothing in this Agreement shall be construed as a representation or undertaking by the Insurer concerning the rating currently assigned to its claims-paying ability by Moody's Investors Service, Inc. ("Moody's") and/or Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") or any other rating agency (collectively, the "Rating Agencies"). The Rating Agencies, in assigning such rating, may take into account facts and assumptions not described in the Prospectus and the facts and assumptions that are considered by the Rating Agencies are subject to change over time. The Insurer has not attempted to disclose all facts and assumptions that the Rating Agencies deem relevant in assigning a rating within a particular rating category to the Insurer's claims-paying ability. Notwithstanding the foregoing, the Insurer is not aware of any facts that, if disclosed to Moody's or S&P, would be reasonably expected to result in a downgrade of the rating of the claims-paying ability of the Insurer by either of such Rating Agencies.

                3. Agreements, Representations and Warranties of the Underwriters. The Underwriters, severally and not jointly, represent, warrant and agree with the Insurer as follows:

                        (a) Each of the Underwriters agrees not to use any information relating to the Insurer (other than the information contained in the Prospectus) unless such information has been approved by the Insurer in writing, such approval not to be unreasonably withheld.

                        (b) Each of the Underwriters represents and warrants that all material provided by the Underwriter for inclusion in the Prospectus (being the information set forth in the last paragraph of the cover page of the Prospectus, the first paragraph on page 2 of the Prospectus and the second paragraph under "Underwriting" in the Prospectus, including any information in any amendment or supplement to the Prospectus furnished that amends or supplements such information), insofar as such information relates to the Underwriter (all such information being collectively referred to herein as the "Underwriter Information"), is true and correct in all material respects.


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                4.      Representation and Warranty of the Seller and WFS. The
Seller and WFS jointly and severally represent and warrant to the Insurer and the Underwriters that the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading (except that no representation or warranty is made with respect to the Insurer Information, the Insurer Financial Statements or the Underwriter Information).

                5.      Indemnifications.

                        (a) The Insurer hereby agrees, upon the terms and subject to the conditions of this Agreement, to indemnify, defend and hold harmless each Seller Party and each Underwriter Party against any and all Losses incurred by them with respect to the offer and sale of the Certificates and the Notes and resulting from the Insurer's breach of any of its representations and warranties set forth in Section 2 of this Agreement.

                        (b) Each of the Underwriters hereby agrees, severally and not jointly, upon the terms and subject to the conditions of this Agreement, to indemnify, defend and hold harmless each Insurer Party and each Seller Party against any and all Losses incurred by them with respect to the offer and sale of the Certificates and the Notes and resulting from such Underwriter's breach of any of its representations and warranties set forth in Section 3 of this Agreement.

                        (c) Upon the incurrence of any Losses for which a party is entitled to indemnification hereunder, the Indemnifying Party shall reimburse the Indemnified Party promptly upon establishment by the Indemnified Party to the Indemnifying Party of the Losses incurred.

                6. Insurer Undertaking. The Insurer hereby agrees that, for a period of five years hereafter, the Insurer will furnish to the Underwriters or the Seller, upon request and at the expense of the Underwriters or the Seller, as the case may be, copies of the Insurer's most recent financial statements (annual or interim, as the case may be) prepared in accordance with generally accepted accounting principles (subject, as to interim statements, to normal year-end adjustments) within a reasonable time after they are available. In addition, until the ninety-first (91st) day following the date of the Prospectus, the Insurer will promptly provide the Underwriters and the Seller with any revisions to the Insurer Information that are in the judgment of the Insurer necessary to prepare an amended Prospectus or a supplement to the Prospectus or to be incorporated by reference into the Prospectus (as may then be amended or supplemented) as described in the Prospectus under "Incorporation of Certain Documents by Reference".


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                7.      Notice To Be Given Insurer. Except as provided in
Section 9, the indemnification provided herein by the Insurer shall be the exclusive remedy of any Underwriter Party or Seller Party for the Insurer's breach of a representation or warranty hereunder; provided, however, that any Underwriter Party or Seller Party shall be entitled to pursue any other remedy at law or in equity for any such breach so long as the damages sought to be recovered shall not exceed the Losses incurred thereby resulting from such breach. In the event that any action or regulatory proceeding shall be commenced or claim asserted that may entitle an Underwriter Party or Seller Party to be indemnified under this Agreement, such party shall give the Insurer written or telegraphic notice of such action or claim reasonably promptly after receipt of written notice thereof. The Insurer shall be entitled to participate in the defense of any such action or claim in reasonable cooperation with, and with the reasonable cooperation of, the Seller Party or Underwriter Party, as the case may be. The Indemnified Party will have the right to employ its own counsel in any such action in addition to the counsel of the Insurer, but the fees and expenses of such counsel will be at the expense of such Indemnified Party, unless (1) the employment of counsel by the Indemnified Party at its expense has been authorized in writing by the Insurer, (2) the Insurer has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action or (3) the named parties to any such action or proceeding (including any impleaded parties) include both the Insurer and the Indemnified Party, and the Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Insurer (it being understood, however, that the Insurer shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the Indemnified Party, which firm shall be designated in writing by the Indemnified Party), in each of which cases the fees and expenses of counsel will be at the expense of the Insurer and all such fees and expenses will be reimbursed promptly as they are incurred. No settlement of any such claim or action shall be entered into without the consent of the Seller Party or Underwriter Party, as the case may be, on the one hand and each Insurer Party who is subject to such claim or action on the other hand. Any failure by a Seller Party or Underwriter Party, as the case may be, to comply with the provisions of this Section shall relieve the Insurer of liability only if such failure is substantially prejudicial to the Insurer's position and then only to the extent of such prejudice.

                8.      Notice To Be Given Underwriters. Except as provided in
Section 9, the indemnification provided herein by the Underwriters shall be the exclusive remedy of any Insurer Party for any Underwriter's breach of a representation, warranty or agreement hereunder; provided, however, that each Insurer Party shall be


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entitled to pursue any other remedy at law or in equity for any such breach so long as the damages sought to be recovered shall not exceed the Losses incurred thereby resulting from such breach. In the event that any action or regulatory proceeding shall be commenced or claim asserted that may entitle an Insurer Party to be indemnified under this Agreement, such party shall give the Underwriters written or telegraphic notice of such action or claim reasonably promptly after receipt of written notice thereof. The Underwriters shall be entitled to participate in the defense of any such action or claim in reasonable cooperation with, and with the reasonable cooperation of, the Insurer Party. The Indemnified Party will have the right to employ its own counsel in any such action in addition to the counsel of the Underwriters, but the fees and expenses of such counsel will be at the expense of such Indemnified Party, unless (1) the employment of counsel by the Indemnified Party at its expense has been authorized in writing by the Underwriters; (2) the Underwriters have not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action; or (3) the named parties to any such action or proceeding (including any impleaded parties) include both the Insurer and the Indemnified Party, and the Insurer shall have been advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Indemnified Party (it being understood, however, that the Indemnified Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the Insurer, which firm shall be designated in writing by the Insurer), in each of which cases the fees and expenses of counsel will be at the expense of the Underwriters and all such fees and expenses will be reimbursed promptly as they are incurred. No settlement of any such claim or action shall be entered into without the consent of the Insurer and each Underwriter Party. Any failure by an Insurer Party to comply with the provisions of this Section shall relieve the Underwriters of liability only if such failure is substantially prejudicial to the Underwriters' position and then only to the extent of such prejudice.

                9. Contribution. To provide for just and equitable contribution if the indemnification provided for pursuant to this Agreement is determined to be unavailable for any Underwriter Party, Insurer Party or Seller Party (other than due to application of this Section), the Insurer, the Seller, WFS and the Underwriters, as the case may be, shall contribute to the aggregate costs of liabilities arising from any breach of a representation or warranty set forth in this Agreement (i) in such proportion as is appropriate to reflect the relative benefits received by the Insurer, the Seller, WFS (including amounts payable to WestFin Securities Corporation ("WestFin") pursuant to the Underwriting Agreement and the Underwriters from the offering of the Certificates and the Notes or (ii) if the allocation provided by


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clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Insurer, the Seller, WFS, WestFin and the Underwriters in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Seller, WestFin and WFS, the Insurer and the Underwriters shall be deemed to be, respectively, in the same proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Seller, the premiums on the Policies to be paid to the Insurer and the underwriting discounts and commissions received by the Underwriters. The relative fault of each Indemnifying Party, on the one hand, and of each Indemnified Party, on the other, shall be determined by reference to, among other things, whether the breach of, or alleged breach of, any of its representations and warranties set forth in Section 2, 3 or 4 of this Agreement relates to information supplied by, or an action within the control of, the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and the opportunity to correct or prevent such breach. The parties agree that the Insurer shall be solely responsible for the Insurer Information, the Underwriters shall be solely responsible for the Underwriter Information and the Seller and WFS shall be jointly and severally responsible for all other information in the Prospectus.

                Notwithstanding anything in this Section 9 to the contrary, with respect to contribution between any Seller Party and any Underwriter Party, the Underwriter Parties shall not be required to contribute an amount in excess of the amount by which the total price of the sum of the Certificates and the Notes sold by such Underwriter Parties exceeds the amount of any damages that such Underwriter Parties have otherwise been required to pay in respect of such untrue or alleged untrue statement or omission or alleged omission. The terms of the contribution between any Seller Party and any Underwriter Party contained in the Underwriting Agreement shall control to the extent they are inconsistent with or in addition to the terms of this Section 9. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                The indemnity and contribution agreements contained in this Agreement shall remain operative and in full force and effect, regardless of (a) any investigation made by or on behalf of any Underwriter Party or any Insurer Party (b) the issuance of the Certificates, the Notes or the Policies or (c) any termination of this Agreement. The indemnification provided in this Agreement will be in addition to any liability that the parties may otherwise have.

                Upon the incurrence of any Losses entitled to contribution hereunder, the contributor shall reimburse the party


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entitled to contribution promptly upon establishment by the party entitled to contribution of the Losses incurred.

                10. Notices. All notices and other communications provided for under this Agreement shall be addressed to the address set forth below as to each party or at such other address as shall be designated by a party in a written notice to the other party.

If to the Insurer:                  Financial Security Assurance Inc.
                                    350 Park Avenue
                                    New York, New York 10022
                                    Attention: Senior Vice President -
                                               Surveillance

If to the Seller:                   WFS Financial Auto Loans, Inc.
                                    23 Pasteur Road
                                    Irvine, California 92618
                                    Attention: James R. Dowlan

If to WFS:                          WFS Financial Inc
                                    23 Pasteur Road
                                    Irvine, California 92618
                                    Attention:  Harriet Burns Feller

If to the Underwriters:             Donaldson, Lufkin & Jenrette
                                      Securities Corporation,
                                      as Representative of the
                                      several Underwriters
                                    277 Park Avenue
                                    9th Floor
                                    New York, New York 10172
                                    Attention: Alan H. Mentle

                11. Governing Law, Etc. This Agreement shall be deemed to be a contract under the laws of the State of New York and shall be governed by and construed in accordance with the laws of the State of New York. This Agreement may not be assigned by any party without the express written consent of each other party. Any assignment made in violation of this Agreement shall be null and void. Amendments of this Agreement shall be in writing signed by each party. This Agreement shall not be effective until executed by each of the Insurer, the Seller, WFS and the Representative.

                12. Insurance Agreement; Underwriter Agreement. This Agreement in no way limits or otherwise affects the indemnification and contribution obligations of the Seller and WFS under (a) the Insurance Agreement, or (b) any agreement between the Underwriters and the Seller with respect to the underwriting of the Certificates and the Notes.


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                IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed and delivered by their respective officers thereunto duly authorized, all as of the date first above written.

                                       FINANCIAL SECURITY ASSURANCE INC.


                                       By:______________________________________
                                                        Authorized Officer


                                       WFS FINANCIAL AUTO LOANS, INC.


                                       By:______________________________________
                                       Title:___________________________________


                                            WFS FINANCIAL INC


                                       By:______________________________________
                                       Title:___________________________________


                                       DONALDSON, LUFKIN & JENRETTE
                                         SECURITIES CORPORATION,
                                         as Representative of the several
                                         Underwriters

                                       By:______________________________________
                                       Title:___________________________________


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